Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of iParty Corp. (the “Company”) on Form 10-Q for the period ended March 27, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C Section 1350, that to my knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2004	/s/ SAL PERISANO
Sal Perisano
Chief Executive Officer